PARKE BANK	EXHIBIT 10.5
Loan and Security Agreement
This Loan and Security Agreement (“Agreement”) made on October 5, 2005, is by and among Casie Ecology Oil Salvage, Inc. (“Casie”), MidAtlantic Recycling Technologies, Inc. (“MART”), and Rezultz, Incorporated (“Rezultz”) (jointly and severally, the “Borrower(s)”), having an office at PO Box 92, 3209 North Mill Road, Vineland, NJ 08322, and Gregory W. Call (“Guarantor(s)”) (Borrower and any Guarantor are hereinafter referred to as the “Obligor(s)”) and Parke Bank (“Lender”), having an office at 601 Delsea Drive, PO Box 40, Sewell, New Jersey 08080.
WITNESSETH:
WHEREAS, the Borrower desires to borrow from Lender the principal sums of One Million Two Hundred Twenty Six Thousand Dollars ($1,226,000.00) (the “Term Loan”); Four Hundred Eighty Thousand Dollars ($480,000.00) (the “Equipment Loan”); and Two Million Five Hundred Thousand Dollars ($2,500,000.00) (the “Line of Credit”) (collectively, the “Loan(s)”) in accordance with the terms and conditions of this Agreement, the Commitment Letter, the notes, the Mortgage and Security Agreement, the Guaranty, the financing statements, and any and all other documents, certificates and instruments executed and delivered by the Obligors in connections herewith to or for the benefit of the Lender (“Loan Documents”); and
WHEREAS, Guarantors are financially interested in the affairs of Borrower and in order to induce Lender to make the Loan to the Borrower, have executed and delivered to Lender their unconditional Guaranty.
NOW THEREFORE, in consideration for the Loan, the mutual agreements, covenants, representations, warranties and obligations contained herein, the parties hereto agree as follows:
ARTICLE 1
1. Representations and Warranties.
1.1 Capacity. Each of Casie and Rezultz is a New Jersey Corporation duly formed and validity existing under the laws of the State of New Jersey and is duly qualified to transact business in the State of New Jersey and each and every other state in which it transacts business. MART is a Delaware corporation formed and validly existing under the laws of the State of Delaware and is duly qualified to transact business in the States of Delaware and New Jersey and each and every other state in which it transacts business.
1.2 Authority. Obligors have the full power, authority and legal right to execute and deliver, and to perform and observe the provisions of the Loan Documents. This Agreement and the Loan Documents are, or will be when delivered, the legal, valid and binding obligations of the Obligors enforceable against each of them in accordance with their respective terms and conditions.

1.3 Compliance. The execution and delivery of the Loan Documents will not result in the breach or default under the terms, conditions or provisions of any agreement to which any of the Obligors are a party or by which any of them are bound.
1.4 Litigation and Approvals. There is no action, litigation, proceeding or investigation pending or threatened against any of the Obligors.
1.5 Financial Statements. All financial information and other data supplied by Obligors to Lender, whether or not supplied by the Obligors or their accountant, is true, correct and complete as of the Closing Date, and the Obligors acknowledge that the Lender has relied upon such financial statements in its decision to make the Loan.
1.6 Title to the Collateral. The Obligors have good and marketable title to the Collateral (as defined hereafter) free and clear of all liens and encumbrances.
1.7 Taxes. Obligors have filed returns for and paid in full all federal, state and local taxes to the extent such filings and payments were required prior to the date of this Agreement. All of such returns are true, correct and complete.
1.8 Broker’s Commissions. No person is entitled to receive any broker’s commission, finder’s fee or similar fee or payment in connection with the consummation of the transactions contemplated by this Agreement.
1.9 Solvency. As of the date hereof and after giving effect to the transactions contemplated by the Loan Documents, (i) the aggregate value of the Borrower’s assets will exceed its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) the Borrower will have sufficient cash flow to enable it to pay its debts as they mature, and (iii) the Borrower will not have unreasonably small capital for the business in which it is engaged.
1.10 Prohibited Use of Loan. Obligors are not engaged principally in, nor have as an important activity, the business of extending credit for the purpose of purchasing or carrying any “margin stock” as defined by Regulation U of the Board of Governors of the Federal Reserve System (“BGFRS”), nor will any part of the proceeds of the Loan be used, now or ultimately, to purchase or carry such stock or extend such credit or violate in any way Regulations G, T, U, or X of the BGFRS.
ARTICLE 2
2. The Loan and Collateral.
2.1 The Term Loan. Subject to the terms and conditions and for the purposes hereinafter set forth, the Lender hereby agrees to make the Term Loan to the Borrower. The Term Loan proceeds shall be used by the Borrower to refinance existing mortgage debt and for related expenses. The Term Loan shall be evidenced by, shall be repaid in accordance with, and shall bear interest as provided for in the Loan Documents.

2.2 Equipment Loan. Subject to the terms and conditions and for the purposes hereinafter set forth, the Lender hereby agrees to make the equipment Loan to the Borrower. The Equipment Loan proceeds shall be used by the Borrower to refinance existing debt secured by Borrower’s equipment. The Equipment Loan shall be evidenced by, shall be repaid in accordance with, and shall bear interest as provided for in the Loan Documents.
2.3 Line of Credit. Subject to the terms and conditions and for the purposes hereinafter set forth, the Lender hereby agrees to make the Line of Credit available to the Borrower. Advances on the Line of Credit shall be used for the Borrower’s working capital and are subject to the Advance requirements contained herein. The Line of Credit shall be evidenced by, shall be repaid in accordance with, and shall bear interest as provided for in the Loan Documents.
2.3.1 Definitions. In this Agreement, each reference to:
2.3.1.1. “Account Debtor” shall mean the obligor on any Account Receivable.
2.3.1.2 “Account Receivable” shall mean an account arising in the ordinary course of Borrower’s business from the performance of service or the sale of goods.
2.3.1.3. “Affiliates of Borrower” means any person or entity that, directly or indirectly, controls, is controlled by or is under common control with the Borrower or is an inside director or officer of the Borrower. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to vote five percent (5%) or more of (i) the voting stock of a corporation, (ii) the partnership interests of a partnership, or (iii) the membership interests of a limited liability company, or to direct or cause the direction of the management and policies of any such entity, whether through the ownership of voting stock, partnership interests, membership interests, by contract or otherwise.
2.3.1.4. “Borrowing Base” shall mean the lesser of (i) Two Million Five Hundred Thousand Dollars ($2,500,000.00) or (ii) eighty percent (80%) of the Borrower’s Eligible Accounts aged under 120 days from invoice date plus fifty percent (50%) of Borrower’s Eligible Accounts aged from 121 days to 150 days from invoice date.
2.3.1.5. “Borrowing Base Certificate” — attached hereto as Exhibit “A”.
2.3.1.6. “Credit Limit” shall mean, initially, Two Million Dollars $2,000,000.00); however, upon receipt of appraisals of the Premises acceptable to the Lender in its sole and absolute discretion, the Credit Limit shall be increased to Two Million Five Hundred Thousand Dollars ($2,500,000.00).
2.3.1.7 “Eligible Account” shall mean an Account Receivable, excluding the following: (i) Accounts Receivable which remain uncollected more than one hundred fifty (150) days from the invoice date (“Delinquent Accounts”); (ii) Accounts Receivable due from an Account Debtor which has suffered a business failure or the termination of its existence, or to which a dissolution, insolvency or bankruptcy proceeding has been commended, any assignment for the benefit of creditors has been made, or a trustee, receiver or conservator has been appointed for all or any part of the property of such an Account Debtor;

(iii) Accounts Receivable due from an Account Debtor affiliated with Borrower in any manner, including, without limitation, as stockholder, owner, officer, director, agent or employee; (iv) Accounts Receivable with respect to which payment is or may be conditional; (v) Accounts Receivable due from an Account Debtor who is not a citizen or resident of, located in, or subject to the service of process in, the United States of America; (vi) Accounts Receivable due from an Account Debtor who is any national, federal, state government, including, without limitation, any instrumentality, division, agency, body or department thereof; (vii) Accounts Receivable commonly known as “bill and hold” or similar arrangement; (viii) Accounts Receivable due form an Account Debtor as to which fifty percent (50%) or more of the aggregate dollar amount of all outstanding Accounts Receivable owing from such Account Debtor are Delinquent Accounts; (ix) Accounts Receivable as to which Borrower is or may become liable to the Account Debtor for any reason; (x) Accounts Receivable which are not free and clear of all liens, encumbrances, charges, rights and interests of any kind, except in favor of Lender; (xi) Accounts Receivable which are supported or represented by a promissory note, post-dated check or letter of credit unless such instrument is actually delivered to Lender; (xii) so-called contra-accounts; (xiii) Accounts Receivable which are unsuitable as collateral, as determined by Lender in the exercise of its reasonable and sole discretion.
2.3.1.8. “Expiration Date” shall mean October 2, 2006.
2.3.2. Credit Limit: Borrowing Base. At no time shall the outstanding borrowings exceed the Borrowing Base or the Credit Limit, whichever is lower, as evidenced by the Borrower’s most recent Borrowing Base Certificate. Within such Borrowing Base, until the Expiration Date set forth in the Line of Credit Note and/or termination of the Bank’s commitment upon the occurrence of an Event of Default, the Borrower may borrow, repay, and re-borrow Advances hereunder.
2.3.3. Advances on the Line of Credit. The Bank agrees to make Advances to the Borrower until the Expiration Date and/or termination of the Bank’s commitment upon the occurrence of an Event of Default, provided that, so long as, before and after any such Advance:
2.3.3.1. Lender shall have received all financial reporting required by this Agreement and other Loan Documents;
2.3.3.2. The balance outstanding on the Line of Credit does not and will not exceed the Borrowing Base;
2.3.3.3. The balance outstanding on the Loan does not and will not exceed the Credit Limit;
2.3.3.4. All representations and warranties of Borrower to Lender set forth herein or in any of the Loan Documents shall be true and accurate and complete in all respects; and
2.3.3.5. There shall not exist an Event of Default or an event which with the giving of notice or the passage of time, or both, would become an Event of Default before and after such Advance, the aggregate principal amount of the Loan does not exceed the Borrowing Base.

2.3.4. Borrowing Base Certificates. Borrower shall subject to the Lender certified Borrowing Base Certificates on a monthly basis due on the first of each month. Failure to so provide shall be an Event of Default and shall relieve the Lender from the obligation to make any further Advances until the updated Borrowing Base Certificate has been provided.
2.3.5. Excess Advances. If for any reason the aggregate outstanding principal balance of the Loan should at any time exceed the Borrowing Base, the Borrower shall, without demand, immediately pay to the Bank a sum sufficient to reduce the outstanding principal balance of the Loan to the Borrowing Base.
2.3.6. Minimum Amount of Advance. Each advance under this Agreement shall be in the minimum amount of Ten Thousand Dollars ($10,000.00) or the unadvanced balance of the Credit Limit, whichever is less.
2.3.7. Payment in Full and Expiration. On the Expiration Date, no further Advances shall be available, and all outstanding amounts shall be due and payable in full. Notwithstanding the foregoing, provided there has been no Event of Default, if the Lender elects not to extend or renew the Line of Credit in its sole and absolute discretion, the Lender shall provide the Borrower with thirty (30) days beyond the Expiration Date to pay the Line of credit in full prior to commencing any collection proceedings.
2.4 Security. As security for the due and punctual payment of the Note, performance under the Loan Documents, and to secure any and all other loans and credit accommodations made by the Lender to the Obligors (hereinafter the “Obligations”):
2.4.1. The Mortgagor (as defined in the Mortgage and Security Agreement), by executing and delivering the Mortgage and Security Agreement to the Lender simultaneously herewith, has granted to the Lender a first mortgage on the real property and improvements known as 3209 North Mill Road a/k/a Lot 17, Block 89 on the Tax Map of the City of Vineland, Cumberland County, State of New Jersey; 3137 Chammings Court a/k/a Lot 14, Block 89 on the Tax Map of the City of Vineland, Cumberland County, State of New Jersey; and 1406 Third Street a/k/a Lots 8 and 8.02, Block 260 on the Tax Map of the City of Millville, Cumberland County, State of New Jersey (the “Premises”);
2.4.2. The Obligor hereby mortgages, pledges, assigns, transfers, sets over, conveys and delivers to the Lender and hereby grants to the Lender a security interest in all personal property, including all “Accessions”, “Accounts”, “Deposit Accounts”, “Inventory”, “Equipment”, “Fixtures”, “Books and Records”, “Chattel Paper”, “Documents”, “General Intangibles”, “Instruments”, “Investment Property”, “Money”, “Payment Intangibles”, “Promissory Notes”, “Securities”, “Software” and “Supporting Obligations” (as those terms are defined in the UCC in effect in the State of New Jersey) and all other articles of tangible personal property of every kind and nature whatsoever, now owned or hereafter acquired, and accessions, improvements and additions, replacements and substitutions thereof, together with the rights of the Obligor under any manufacturer’s warranties relating to the foregoing and all condemnation awards and rights of warranty, indemnification and recovery from third parties for loss or damage to or diminution of value of the collateral hereby pledged as well as all accounts, accounts receivable, contract rights, instruments, and general intangibles; all insurance thereon and the proceeds of such insurance; and all cash and non-cash proceeds of all of the foregoing, as same are more fully described in the attachment to the UCC-1 financing statements executed in connection herewith (the “Personal Property”) (the Premises and the Personal Property are sometimes collectively referred to as the “Collateral”).

2.4.3. As additional security for the Loan, the Guarantor has pledged to the Lender a life insurance policy in the amount of $2,000,000.00.
ARTICLE 3
3. Conditions for Closing. On the Closing Date, the Lender shall make the Loan to the Borrower, provided that each Obligor shall deliver to Lender (i) the Loan Documents executed by the Obligors; (ii) a lender’s title insurance policy in an amount not less than the Loan on the Premises insuring that the Mortgage and Security Agreement is a valid first lien; (iii) a current location and boundary survey of the Premises; (iv) evidence of insurance relating to the Collateral; (v) a certificate in for and substance satisfactory to the Lender to the effect that the Premises are not within a flood hazard area or, if the Premises are within such an area, proper evidence of flood insurance insuring the Premises; and (vi) such other documents as may reasonably be required by the Lender and its counsel.
ARTICLE 4
4. Affirmative Covenants. Each Obligor agrees that so long as the Loan or any other obligations (the “Obligations”) of any Obligor to the Lender is outstanding, they shall:
4.1. Books and Records. Maintain books and records in accordance with GAAP and give representatives of the Lender access thereto at all reasonable times, including permission to examine, copy and make abstracts from any of such books and records and such other information as the Lender may from time to time reasonably request, and the Borrower will make available to the Lender for examination copies of any reports, statements or returns which the Borrower may make to or file with any governmental department, bureau or agency, federal or state.
4.2. Financial Information. Furnish the Lender:
4.2.1. Annual tax returns and financial statements in form and substance acceptable to the Lender, in its sole and absolute discretion, for the Borrower within one hundred twenty (120) days of each fiscal year end.
4.2.2. Annual tax returns and personal financial statements for the Guarantor due within thirty (30) days of filing the tax returns (if on extension, then a copy of the extension filing shall be provided along with the personal financial statement).
4.2.3. Monthly Borrowing Base Certificates due on the first day of each and every month.
4.2.4. Such other information as the Lender may reasonably require from time to time (e.g., monthly agings, etc.).

4.3. Payment of Taxes and Other Charges. Pay and discharge when due all indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon the Borrower, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside adequate reserves or made other adequate provision with respect thereto acceptable to the Lender in its sole discretion.
4.4. Maintenance of Existence, Operation and Assets. Do all things necessary to maintain, renew and keep in full force and effect its organizational existence and all rights, permits and franchises necessary to enable it to continue it business; continue in operation in substantially the same manner as at present; keep its properties in good operating condition and repair; and make all necessary and proper repairs, renewals, replacement, additions and improvements thereto.
4.5. Insurance. Maintain with financially sound and reputable insurers, insurance with respect to its property and business against such casualties and contingencies, of such types and in such amounts as is customary for established companies engaged in the same or similar business and similarly situated.
4.6. Compliance with Laws. Comply with all laws applicable to the Borrower and to the operation of its business (including any statute, rule or regulation relating to employment practices and pension benefits or to environmental, occupational and health standards and controls).
4.7 Bank Accounts. Establish and maintain at the Lender the Borrower’s primary depository accounts, with the exception of the payroll accounts.
4.8. Financial Covenants. Comply with all of the financial and other covenants, if any, set forth herein.
4.9. Additional Reports. Provide prompt written notice to the Lender of the occurrence of any of the following (together with a description of the action which the Borrower proposes to take with respect thereto): (i) any Event of Default or potential Event of Default, (ii) any litigation filed by or against the Borrower, (iii) any Reportable Event or Prohibited Transaction with respect to any Employee Benefit Plan(s) (as defined in ERISA) or (iv) any event which might result in a material adverse change in the business, assets, operations, financial condition or results of operation of the Borrower.
4.10. Environmental Insurance. At all times, Borrower shall maintain its existing environmental insurance on the Premises. Borrower shall name the Lender as mortgagee/loss payee with respect thereto.
ARTICLE 5
5. Negative Covenants. The Borrower covenants and agrees that from the date of execution of this Agreement until the Loan and all Obligations have been fully paid, the Borrower will not, without the Lender’s prior written consent:
5.1. Indebtedness. Incur any indebtedness for borrowed money other than: (i) the Loan and any subsequent indebtedness to the Lender; and (ii) existing indebtedness disclosed on the Borrower’s financial statements.

5.2. Liens and Encumbrances. Except as provided in this Agreement, create, assume or permit to exist any mortgage, pledge, encumbrance or other security interest or lien upon any assets now owned or hereafter acquired or enter into any arrangement for the acquisition of property subject to any conditional sales agreement.
5.3. Guarantees. Guarantee, endorse or become contingently liable for the obligations of any person, firm or corporation, except in connection with the endorsement and deposit of checks in the ordinary course of business for collection.
5.4. Loans or Advances. Purchase or hold beneficially any stock, other securities or evidences of indebtedness of any loans or advances to, or make any investment or acquire any interest whatsoever in, any other person, firm or corporation, except investments disclosed on the Borrower’s financial statements or acceptable to the Lender in its sole discretion.
5.5. Merger or Transfer of Assets. Merge or consolidate with or into any person, firm or corporation or lease, sell, transfer or otherwise dispose of all, or substantially all, of its property, assets and business whether now owned or hereafter acquired.
5.6. Change in Business, Management or Ownership. Make or permit any material change in the nature of its business as carried on as of the date hereof, in the composition of its current executive management, or in its equity ownership.
5.7. Dividends. Declare or pay any dividends on or make any distribution with respect to any class of its equity or ownership interest, or purchase, redeem, retire or otherwise acquire any of its equity, except for the amount of federal and state income tax of the principals of the borrower attributable to the earnings of the borrower where the Borrower is an S corporation or a partnership.
ARTICLE 6
6. Events of Default. Any one or more of the following events shall constitute an Event of Default under this Agreement and the Loan Documents:
6.1. The occurrence of an Event of Default under the Note or other Loan Documents.
6.2. The Obligators shall default in the performance of any of the covenants or agreements contained in this Agreement or any other Loan Document.
ARTICLE 7
7. Lender’s Remedies. In case one or more Events of Default shall have occurred, the Lender shall have the following rights and remedies:
7.1. At any time thereafter to declare the entire amount of the Loan and the other Obligations to be immediately due and payable, whereupon the maturity of the then unpaid principal balance of the Loan and all other Obligations shall be accelerated and all interest accrued thereon shall forthwith become due and payable without presentment, demand, protests or notice of any kind, all of which are hereby expressly waived.

7.2. Take any action at law or in equity to collect the sums due and owing on the Loan or any of the Obligations or to enforce performance and observance of any obligation, agreement or covenant of the Obligors under this Agreement or any other Loan Document.
7.3. Exercise any and all rights and remedies conferred upon secured parties by the Uniform Commercial Code and other applicable laws and statutes.
7.4. Upon a default by Obligors, Lender shall, at its option, without notice or demand, be entitled to enter upon the Premises to take immediate possession of the Personal Property. Upon request by Lender, Obligors shall assemble and make the Personal Property available to Lender at a place designated by Lender. Lender may retain the Collateral in partial satisfaction of the Loan, or sell all or any portion of the Collateral at public or private sale or in accordance with a foreclosure sale under the Mortgage. In the event that Lender elects to proceed under a public or private sale as to the Collateral and notification of intended disposition of any of the Collateral is required by law, such notification shall be deemed reasonably and properly given if mailed, at least five (5) days before such disposition, postage prepaid, addressed to the Borrower at the address of Borrower. Obligors agree that a commercially reasonable manner of disposition of the Collateral on a default shall, at the option of Lender, include, but not be limited to, a sale of the Collateral, in whole or in part, concurrently with the foreclosure upon the Premises in accordance with the provisions of the Mortgage or at a public or private sale, in the sole and absolute discretion of the Lender.
7.5. Without limiting the foregoing, and exercising its remedies upon the occurrence of an Event of Default, the Lender (i) shall not be responsible or liable for any shortage, discrepancy, damage or loss or destruction of any part of the Collateral wherever the same may be located regardless of the cause thereof unless the same shall happen through its gross negligence or willful misconduct, (ii) shall be entitled to the appointment (without notice and without proof of diminution in value of the Collateral) of a receiver to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver; and (iii) generally may perform all acts necessary or proper to carry out the intention of this Agreement, as fully and completely as though the Lender were the absolute owner of the Collateral for all purposes, and the Obligors hereby ratify and confirm all that the Lender shall do by virtue of this grant of power.
7.6. Collect interest on the principal balance owing on the Note at the rate of five percent (5%) per annum above the rate set forth in the Note.
7.7. Set-off the amount owing on the Note against any deposit account maintained in the Lender by any of the Obligors, and such right of set-off shall be deemed to have been exercised immediately upon the stated or accelerated maturity even though such set-off is not noted on the Lender’s records until a later time.
7.8. The Lender’s failure to accelerate for any cause shall not prevent the Lender from doing so for a later cause.

7.9. Upon the occurrence of an Event of Default, if the Lender declares acceleration, Obligors will pay for the Lender’s costs of collection including a reasonable attorney’s fee.
7.10. All proceeds received from the sale or other disposition of the Collateral shall, at the sole option of the Lender, be applied as follows: (i) to the expenses of retaking, holding and preparing for sale, selling and the like; (ii) to the attorney’s fees and legal expenses incurred by Lender; and (iii) to the satisfaction of the Loan and the other Obligations owed to Lender.
7.11. Except as otherwise expressly provided herein, no remedy herein confirmed or reserved to the Lender is intended to be exclusive of any other available remedy, but each and every remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or any other Loan Document or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as deemed expedient by Lender. In order to entitle the Lender to exercise any remedy reserved to it in this Agreement or any other Loan Document, it shall not be necessary to give notice, other than such notice as may be expressly required by this Agreement or the Loan Documents.
ARTICLE 8
8. Miscellaneous
8.1. Amendment. This Agreement and the other Loan Documents may be amended or modified at any time and in any form or manner only by a written agreement between the Borrower and the Lender. The Obligors agree that the Lender may, without the consent of or notice to the Guarantors, upon any terms or conditions and in whole or in part do any of the following: (i) amend this agreement and the other Loan Documents; (ii) change the manner, place or terms of payment, and/or change or extend the time for payment, or renew, amend or alter, the Loan or any of the Obligations or any security therefore; (iii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order, any of the Collateral; (iv) exercise or refrain from exercising any rights against Borrower or any others liable for the Loan or any of the Obligations; (v) settle or compromise any portion of the Loan or any of the Obligations, dispose of any security therefore, with or without consideration; (vi) apply any sums by whomsoever paid or howsoever paid or realized to the Loan or any of the Obligations, and the Guaranty shall apply to the Loan or any of the Obligations as so amended, extended, renewed or altered.
8.2. Loan Documents, Successors and Assigns. All Loan Documents and other agreements shall be deemed to include all amendments and supplements thereto. All Persons shall be deemed to include the successors and assigns thereof. All of the terms and provisions of this Agreement and the other Loan Documents shall be binding upon and shall inure to the benefit of the parties hereto, their respective transferees, legal representatives, heirs, successors and assigns.

8.3. Waivers. No waiver of any of the provisions of this Agreement or any other Loan Document (i) shall be valid unless evidenced by a writing executed by each party to be bound thereby; (ii) shall be deemed or shall constitute a waiver of any other provision of this Agreement or any other Loan Document or any other provisions hereof or thereof (whether or not similar); or (iii) shall constitute a continuing waiver unless otherwise expressly provided. No delay on the part of the Lender in exercising any right or remedy hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise of any power or right or remedy preclude other or further exercise thereof or the exercise of any other right or remedy. No notice to or demand on the Obligor shall entitle it to any other or further notice or demand in the same or similar circumstances. ANY AND ALL DISPUTES ARISING OUT OF OR UNDER THE LOAN DOCUMENTS SHALL BE LITIGATED IN THE STATE OF NEW JERSEY AND DECIDED BY A JUDGE, SITTING WITHOUT A JURY, AND THE UNDERSIGNED BORROWERS AND GUARANTORS HEREBY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY ON ANY MATTERS IN DISPUTE AND BORROWERS AND GUARANTORS HEREBY WAIVE ANY AND ALL CLAIMS IN THE FUTURE FOR DAMAGES AGAINST THE LENDER, OTHER THAN DIRECT COMPENSATORY DAMAGES.
8.4. Governing Law. This Agreement and all other Loan Documents shall be governed by and construed in accordance with the laws of the State of New Jersey.
8.5. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements of the Obligor made herein or in any Loan Document shall survive the Closing. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by the Lender, notwithstanding that the Lender knew or should have known at the time of closing that such right or remedy existed.
8.6. Severability. The terms, covenants and conditions of this Agreement shall be deemed to be severable. If one or more of the provisions, terms, covenants or clauses, paragraphs or subparagraphs of this Agreement are adjudged to be unlawful, unconstitutional, unenforceable or void or of no effect for any reason whatsoever, that adjudication shall in no way affect the other provisions, terms, covenants, clauses or paragraphs or subparagraphs of this Agreement which have not been so adjudged. In the event of an adjudication as described, this Agreement shall be construed as though the affected provision, term, covenant or clause, paragraph or subparagraph had not been included in it.
8.7. Further Assurances. The parties hereto agree that at any time and from time to time after the Closing Date, they will execute, acknowledge and deliver other assurances, financing statements, documents, agreements, and amendment or supplements hereto or to the other Loan Documents and take such other action as may reasonably be required for correcting any errors or omissions in order to carry out the intention of or facilitating the performance of this Agreement or any other Loan Document.
8.8. Payment of Expenses. All reasonable expenses in connection with preparation, issuance, delivery, recording and (if and where needed) filing of this Agreement and any other Loan Documents or notice with respect thereto and the Lender’s counsel fees shall be paid at the closing by the Obligor.
8.9. Security Agreement. It is agreed among all parties hereto that this Agreement constitutes a security agreement within the meaning of the Uniform Commercial Code as enacted and in effect in the State of New Jersey.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, set their hands the day and year first above written.

ATTEST:	Parke Bank

/s/ Douglas M. Joyce	By:	/s/ James S. Talarico

Douglas M. Joyce		James. S. Talarico, S.V.P.

WITNESS/ATTEST:	Casie Ecology Oil Salvage, Inc., Borrower

/s/ Thomas D. Scholtes	By:	/s/ Gregory W. Call

Thomas D. Scholtes		Gregory W. Call, President

WITNESS/ATTEST:	MidAtlantic Recycling Technologies, Inc., Borrower

/s/ Thomas D. Scholtes	By:	/s/ Brian Horne

Thomas D. Scholtes		Brian Horne, President

WITNESS/ATTEST:	Rezultz, Incorporated, Borrower

/s/ Thomas D. Scholtes	By:	/s/ Gregory W. Call

Thomas D. Scholtes		Gregory W. Call, President